SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-12

Colony RIH Holdings, Inc.

Resorts International Hotel and Casino, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COLONY RIH HOLDINGS, INC.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

1133 BOARDWALK

ATLANTIC CITY, NEW JERSEY 08401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2005

The Annual Meeting of Shareholders (the “Annual Meeting”) of Colony RIH, Holdings, Inc., a Delaware corporation (“CRH”), and Resorts International Hotel and Casino, Inc., a Delaware corporation (“RIHC,” together with CRH, the “Company”), will be held at 10:00 a.m., Eastern time, on May 11, 2005, at the Company’s offices located at 660 Madison Avenue, Suite 1600, New York, New York 10021, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three directors for a one-year term until the 2006 Annual Meeting or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 14, 2005, are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the Company’s corporate headquarters at the address listed above.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to be present, please sign, date and return the enclosed Proxy Card in the enclosed pre-addressed envelope as soon as possible. No postage is required if mailed from within the United States. Shareholders who sign and return a Proxy Card may nevertheless attend the Annual Meeting, revoke their Proxy, and vote their shares in person.

By Order of the Board of Directors

/s/ Thomas J. Barrack, Jr.
Thomas J. Barrack, Jr.
Director and Treasurer

Atlantic City, New Jersey

April 28, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTER INSTRUCTION CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE VOTER INSTRUCTION CARD IS MAILED IN THE UNITED STATES.

COLONY RIH HOLDINGS, INC.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

1133 BOARDWALK

ATLANTIC CITY, NEW JERSEY 08401

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited by the Boards of Directors (collectively, the “Board”) of Colony RIH Holdings, Inc., a Delaware corporation (“CRH”), and Resorts International Hotel and Casino, Inc., a Delaware corporation (“RIHC,” together with CRH, the “Company”), for use at their Annual Meeting of Shareholders scheduled to be held at 10:00 a.m., Eastern time, on May 11, 2005, or at any postponements or adjournments thereof (the “Annual Meeting”), at the Company’s offices located at 660 Madison Avenue, Suite 1600, New York, New York 10021. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The date of the mailing of this Proxy Statement and accompanying Proxy is on or about April 29, 2005.

Procedural Matters

Shareholders of record at the close of business on April 14, 2005, are entitled to notice of and to vote at the Annual Meeting. At the record date, 38,295 shares of voting class A common stock, par value $.01 per share (the “Class A Common”), of CRH were issued and outstanding and held by two shareholders of record. In addition, 100 shares of common stock, par value $.01 per share (the “RIHC Common,” together with the Class A Common the “Common Stock”), of RIHC were issued and outstanding and held by a sole shareholder of record. Shareholders of the Common Stock are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on May 11, 2005 will constitute a quorum. If the accompanying Proxy Card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying Proxy Card will vote: (i) FOR the Boards’ nominees for director; (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2005; and (iii) if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters. Each such proxy granted may be revoked by the shareholder(s) at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Directors of CRH will be elected by a majority of the votes cast by the shares of Class A Common stock represented in person or by proxy at the Annual Meeting. Directors of RIHC will be elected by a majority of the votes cast by the shares of RIHC Common stock represented in person or by proxy at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors, the ratification of the appointment of independent auditors, and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Secretary of the Company at the Company’s principal executive office by December 31, 2005; provided, however, that in the event the date of the annual meeting for the Company’s shareholders is changed by more than 30 days from such anniversary date then the proposal must be submitted in a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with the Securities and Exchange Commission’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In the case of CRH shareholders, to be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of CRH at the Company’s principal executive office not less than 35 days before the meeting; provided, that in the event less than 45 days notice or public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than five days following the day on which such notice of the date of the meeting was mailed or such disclosure was made and shall contain such information as required under CRH’s by-laws. In the case of RIHC shareholders, to be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of RIHC at the Company’s principal executive office not less than 45 days before the date on which RIHC first mailed its proxy materials for the prior year’s meeting; provided, that in the event the date of the meeting has changed more than 30 days from the prior year, notice by the shareholder to be timely must be received a reasonable time before RIHC mails its proxy materials for the current year. You may contact the Secretary of CRH or RIHC, as the case may be, at our headquarters for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board of Directors

The Boards of Directors of CRH and RIHC currently consist of three directors who are elected annually and serve for one year terms. Each member of the Board holds office for the term for which he or she was elected and until his or her successor shall have been duly elected and qualified. The current directors’ terms expire at the Annual Meeting, or when their successors have been duly elected and qualified.

CRH Directors. The current directors of CRH and the executive offices they hold are as follows:

Name	Age	Position
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Mark M. Hedstrom	46	Director

RIHC Directors. The current directors of RIHC, a wholly owned subsidiary of CRH, and the executive offices they hold are as follows:

Name	Age	Position
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Mark M. Hedstrom	46	Director

RIH Directors. The current directors of Resorts International Hotel, Inc., a New Jersey corporation (“RIH”), a wholly owned subsidiary of RIHC, and the executive offices they hold are as follows:

Name	Age	Position
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Robert L. Clifford	80	Director
Mark M. Hedstrom	46	Director

Election of Directors

Mr. Barrack, Mr. Ribis and Mr. Hedstrom have been nominated for election at the Annual Meeting by the Board to serve as both CRH and RIHC directors and have informed the Company that they will serve if elected.

Directors will be elected by a majority of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy, unless otherwise specified, will be voted “FOR” the election of Mr. Barrack, Mr. Ribis and Mr. Hedstrom as directors. If either Mr. Barrack, Mr. Ribis or Mr. Hedstrom should become unavailable, which is not now anticipated, the proxy will be voted for the election of such other person as the respective Board of Directors may select to replace such nominee, unless such Board of Directors instead reduces its number of directors.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THOMAS J. BARRACK, JR., NICHOLAS L. RIBIS AND MARK M. HEDSTROM AS DIRECTORS FOR CRH AND RIHC TO SERVE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

Experience of Directors

THOMAS J. BARRACK, JR. serves as a director and Treasurer of CRH, RIHC and RIH. He has held these positions with CRH and RIHC since their formation in March 2001 and October 2000, respectively, and with RIH since April 2001, excluding the period from June 13, 2001 to August 22, 2001 when he did not serve as director of RIH. Mr. Barrack also served as President of CRH and RIHC from their formation until October 2002. Mr. Barrack is also the sole member of Colony RIH Voteco, LLC. Mr. Barrack serves as director of Continental Airlines, Inc., Public Storage, Inc. and Kennedy-Wilson, Inc., all publicly traded companies, and First Republic Bank, a private company. Mr. Barrack has served as Chairman and Chief Executive Officer of each of Colony Capital, LLC and Colony Advisors, LLC since 1992 and 1991, respectively. Colony Capital, LLC and Colony Advisors, LLC are international real estate investment and management firms.

NICHOLAS L. RIBIS serves as director and Executive Vice President of CRH, RIHC and RIH and Vice Chairman of RIH. He has held these positions with CRH, RIHC and RIH since March 2001, October 2000 and April 2001, respectively. Mr. Ribis also served as Secretary for CRH and RIHC for the periods March 2001 through December 2002 and October 2000 through December 2002 respectively. Mr. Ribis served as President, Chief Executive Officer and director of Trump Hotels & Casino Resorts, Inc. from 1995 to 2000. Trump Hotels & Casino Resorts, Inc., a publicly traded company, owns and operates gaming facilities. From January 1993 to January 1995, Mr. Ribis was Chairman of the Casino Association of New Jersey, and served for seven years on the board of trustees of the Casino Reinvestment Development Authority (the “CRDA”).

MARK M. HEDSTROM serves as a director of CRH, RIHC and RIH. He has held these positions since October 2002. Mr. Hedstrom is a Principal and the Chief Financial Officer of Colony Capital, LLC. Prior to joining Colony in 1993, Mr. Hedstrom was Vice President of Finance and Chief Financial Officer of Koll International, a division of The Koll Company, a real estate construction, development and management firm located in Newport Beach, California. Prior to joining Koll, Mr. Hedstrom was Vice President-Finance of Castle Pines Land Co., a leading Colorado developer of master-planned communities. Mr. Hedstrom also spent seven years in the Denver office of Ernst & Young, where he was a senior manager with a number of major real estate companies as his clients.

ROBERT L. CLIFFORD serves as director and sole member of the audit committee of RIH. He has held these positions since October 16, 2001. Mr. Clifford has served and continues to serve as counsel to the law firm of McElroy, Deutsch & Mulvaney since January 1995. Mr. Clifford served as an associate justice of the New Jersey Supreme Court from 1973 until his retirement in 1994. Mr. Clifford served as director of the Bank of the Somerset Hills from January 1998 to August 2000.

Committees of the Board and Board Meetings

Neither the Board of Directors of CRH or RIHC have a standing audit, nominating or compensation committee; the full Board serves in these roles. As RIHC has only one shareholder, and CRH has only three shareholders with a single shareholder holding a majority of the Common Stock, the Board believes that it is not necessary or appropriate to have a nominating committee. Nominations of directors are made by the full Board, with the advice of the majority shareholder. The “audit committee financial expert” designated by the Board is Mr. Hedstrom.

During fiscal year 2004, the Board held two meetings, on April 6 and November 9. Each director attended all meetings held during the period during which he served as a director in 2004.

The Company does not have a policy with respect to attendance by the directors at the annual meeting of shareholders.

Communications with the Board

The Company provides an informal process for security holders to send communications to the Board. Security holders who wish to contact the Board or any of its members may do so by writing to Resorts Atlantic City, 1133 Boardwalk, Atlantic City, New Jersey 08401. Correspondence directed to an individual director is referred, unopened, to that director. Correspondence not directed to a particular director is referred, unopened, to Mr. Ribis.

Director Compensation

The directors of CRH and RIHC received no compensation for service as such during 2004.

As director of RIH, Mr. Clifford is entitled to an annual retainer fee of $25,000. Mr. Clifford is also entitled to a fee of $2,000 per board meeting which he attends. During 2004, Mr. Clifford was paid a retainer of $25,000, in addition to a fee of $2,000 for attendance at each of the Board of Directors meetings held during 2004. In addition, Mr. Clifford was paid $4,640 during 2004 for other work performed at the request of the Board.

MANAGEMENT

CRH Executive Officers

The executive officers of CRH are as follows:

Name	Age	Position
Audrey S. Oswell	48	President and Chief Executive Officer
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Nicholas R. Amato	65	Senior Vice President, General Counsel and Secretary
Joseph P. Weis	50	Senior Vice President/Chief Information Officer
Mark B. Lefever	40	Senior Vice President and Chief Financial Officer

RIHC Executive Officers

The executive officers of RIHC are as follows:

Name	Age	Position
Audrey S. Oswell	48	President and Chief Executive Officer
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Nicholas R. Amato	65	Senior Vice President, General Counsel and Secretary
Joseph P. Weis	50	Senior Vice President/Chief Information Officer
Mark B. Lefever	40	Senior Vice President and Chief Financial Officer

RIH Executive Officers

The executive officers of RIH are as follows:

Name	Age	Position
Audrey S. Oswell	48	President and Chief Executive Officer
Thomas J. Barrack, Jr.	57	Treasurer; Director
Nicholas L. Ribis	59	Executive Vice President; Director
Nicholas R. Amato	65	Senior Vice President, General Counsel and Secretary
Joseph P. Weis	50	Senior Vice President/Chief Information Officer
Mark B. Lefever	40	Senior Vice President and Chief Financial Officer
Alan J. Rivin	51	Senior Vice President – Hotel Operations

For information pertaining to the experience and background of Thomas J. Barrack, Jr. and Nicholas L. Ribis, see “Election of Directors—Experience of Directors.”

AUDREY S. OSWELL serves as President and Chief Executive Officer of CRH, RIHC and RIH. Ms. Oswell was elected Chief Executive Officer of RIH in October 2002 and President and Chief Executive Officer of CRH and RIHC in December 2002. Ms. Oswell has served as President of RIH since joining the company in February 2000. Prior to joining RIH, Ms. Oswell served as President and Chief Operating Officer of Caesars Atlantic City, from January 1999 to February 2000, which also included responsibility for the Sheraton Atlantic City Convention Center Hotel and the management of Dover Downs

Slots. Ms. Oswell began her career in the Finance Department of Caesars Atlantic City in 1979, holding various positions in the Finance and Marketing Departments, including Senior Vice President/Marketing and Executive Vice President/General Manager before being appointed President and Chief Operating Officer. Ms. Oswell holds a Masters of Business Administration degree in Marketing from Drexel University and a Bachelor of Arts degree from Temple University.

NICHOLAS R. AMATO serves as Senior Vice President, General Counsel and Secretary of CRH, RIHC and RIH, holding these positions since December 2002. Mr. Amato also served as Senior Vice President and General Counsel of RIH since April 2001. From January 1999 until April 2001, Mr. Amato served as the Senior Vice President of Development at Trump Hotels & Casino Resorts, Inc. From December 1994 to December 1996, Mr. Amato was the President of the Casino Association of New Jersey (“CANJ”). From November 1991 to November 1994, Mr. Amato was the Executive Director of the CRDA. Mr. Amato holds a juris doctorate degree from Seton Hall University School of Law and is a member of the New Jersey Bar.

JOSEPH P. WEIS serves as Senior Vice President Finance and Chief Information Officer for CRH, RIHC and RIH. He has held these positions with CRH, RIHC and RIH since April 2004. Mr. Weis previously served as Senior Vice President and Chief Financial Officer for the period April 2003 to April 2004, as Vice President and acting Chief Financial Officer of CRH and RIHC for the period December 2002 to April 2003 and as Vice President Financial Administration/CIO of RIH from November 2000 to January 2003. From June to November 2000, Mr. Weis was the Vice President of Information Technology of RIH. Prior to joining RIH, Mr. Weis spent sixteen years with the Caesars World organization, serving most recently as Vice President of Finance and Information Systems for Caesars Atlantic City. In addition, Mr. Weis served as acting Chief Financial Officer for Caesars Atlantic City’s transition to Park Place Entertainment. Mr. Weis has also held the positions of Chief Information Officer and Special Projects Director at Caesars Atlantic City and Director of Internal Audit for Caesars World, Inc. Mr. Weis is a certified public accountant in New Jersey.

MARK B. LEFEVER serves as Senior Vice President Finance and Chief Financial Officer of CRH, RIHC and RIH. He has held these positions with CRH, RIHC and RIH since May 2004. Prior to joining CRH, RIHC and RIH, Mr. Lefever served as General Manager of Trump 29 Casino in Southern California for 2 ½ years. In addition, Mr. Lefever served initially as Chief Financial Officer and subsequently as Chief Operating Officer of The Sheraton Desert Inn in Las Vegas during the period February 1997 through December 2000. Prior to 1996, Mr. Lefever was with Arthur Andersen LLP, in their audit and business advisory division, for ten years.

ALAN J. RIVIN serves as Senior Vice President-Hotel Operations of RIH. He has held this position since March 2000. In this capacity, Mr. Rivin has responsibility for all aspects of hotel operations, including food and beverage, front office, facilities, housekeeping and the health spa. In addition, the retail operations and valet parking divisions report directly to Mr. Rivin. From January 1998 to March 2000, Mr. Rivin served as Vice President Hotel/Food and Beverage Operations at Caesars Atlantic City. Mr. Rivin joined Caesars Atlantic City in February 1979 as Assistant Food and Beverage Director. Over the next 21 years, he held increasingly responsible positions including Food and Beverage Director, Assistant Vice President of Food and Beverage and Vice President Hotel Operations until he was named Vice President Hotel/Food & Beverage Operations in 1998.

Executive officers of the Company and RIH are elected annually and serve at the discretion of the respective Boards of Directors. There are no family relationships between or among any of the Company’s and RIH’s directors or executive officers.

Executive Officer Compensation

CRH and RIHC currently pay no compensation to any of their executive officers.

The following table presents certain summary information concerning compensation paid or accrued for services rendered in all capacities for the three fiscal years ended December 31, 2004, 2003 and 2002, to the Vice Chairman of RIH and each of the four other most highly compensated executive officers of RIH, including stock options granted in CRH’s class A common stock, par value $.01 per share (the “Class A Common”), and class B common stock, par value $.01 per share (the “Class B Common,” collectively, the “CRH Common Stock”).

Summary Compensation Table

				Long Term Compensation Awards		All Other Compensation ($)
	Annual Compensation			Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Class A Common Stock	Class B Common Stock
Nicholas L. Ribis Vice Chairman, Executive Vice President	2004 2003 2002	$300,019 300,019 216,938	— — —	— — —	— — —	$304,335 302,843 292,825	(1) (2) (3)

Audrey S. Oswell President, Chief Executive Officer	2004 2003 2002	648,088 600,018 600,018	— — 300,000	— — —	— — —	56,323 52,761 56,772	(4) (5) (6)

Nicholas R. Amato Senior Vice President, General Counsel and Secretary	2004 2003 2002	218,309 204,470 200,014	— — 100,000	— — —	— — —	62,966 54,517 58,607	(7) (8) (9)

Alan J. Rivin Senior Vice President - Hotel Operations	2004 2003 2002	231,005 214,699 210,018	— — 100,000	— — —	— — —	5,240 5,042 4,668	(10) (11) (12)

Joseph P. Weis Senior Vice President And Chief Information Officer	2004 2003 2002	206,327 197,503 173,840	— — 85,000	— 77 —	— 1,556 —	5,097 4,571 4,003	(13) (14) (15)

Mark B. Lefever Senior Vice President And Chief Financial Officer	2004 2003 2002	135,588 — —	— — —	— — —	— — —	31,499 — —	(16)

(1)	Consists of $300,000 in consulting fees and $4,335 in life insurance premiums.
(2)	Consists of $300,000 in consulting fees and $2,843 in life insurance premiums.
(3)	Consists of $280,000 in consulting fees, $10,887 in car allowance and $1,938 in life insurance premiums.
(4)	Consists of $50,054 in car allowance and insurance premiums, $4,100 in matching contributions to Ms. Oswell’s 401K plan, and $2,169 in life insurance premiums.
(5)	Consists of $46,689 in car allowance and insurance premiums, $4,000 in matching contributions to Ms. Oswell’s 401K plan, and $2,072 in life insurance premiums.
(6)	Consists of $50,700 in car allowance and insurance premiums, $4,000 in matching contributions to Ms. Oswell’s 401K plan and $2,072 in life insurance premiums.
(7)	Consists of $40,806 in reimbursement of living expenses, $12,553 of car allowance, $3,974 in matching contributions to Mr. Amato’s 401K plan and $5,633 in life insurance premiums.
(8)	Consists of $37,522 in reimbursement of living expenses, $12,481 of car allowance, $1,685 in matching contributions to Mr. Amato’s 401K plan and $2,829 in life insurance premiums.
(9)	Consists of $42,745 in reimbursement of living expenses, $11,616 of car allowance, $1,466 in matching contributions to Mr. Amato’s 401K plan and $2,780 in life insurance premiums.
(10)	Consists of $4,100 in matching contributions to Mr. Rivin’s 401K plan and $1,140 in life insurance premiums.
(11)	Consists of $4,000 in matching contributions to Mr. Rivin’s 401K plan and $1,042 in life insurance premiums.
(12)	Consists of $4,000 in matching contributions to Mr. Rivin’s 401K plan and $668 in life insurance premiums.
(13)	Consists of $4,100 in matching contributions to Mr. Weis’ 401K plan and $997 in life insurance premiums.
(14)	Consists of $3,950 in matching contributions to Mr. Weis’ 401K plan and $621 in life insurance premiums.
(15)	Consists of $3,477 in matching contributions to Mr. Weis’ 401K plan and $526 in life insurance premiums.
(16)	Consists of $20,000 in a one-time signing bonus, $11,207 in car allowance, and $292 in life insurance premiums.

Option Grants in Fiscal Year Ended December 31, 2004

There were no stock options granted during the fiscal year ended December 31, 2004.

Aggregated Option Exercises and Option Value as of December 31, 2004

The following table sets forth information regarding the value of the unexercised options in CRH Common Stock held by each of the executive officers named in the Summary Compensation Table as of December 31, 2004, based on the market value of CRH Common Stock on that date. No options were exercised by these officers during the fiscal year ended December 31, 2004.

	Number of Securities of Underlying Unexercised Options at Fiscal Year End (#)				Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
	Exercisable		Unexercisable		Exercisable		Unexercisable
Name	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Nicholas L. Ribis	885	17,896	220	4,472	$—	$—	$—	$—
Audrey S. Oswell	123	2,492	82	1,661	—	—	—	—
Nicholas R. Amato	46	934	31	622	—	—	—	—
Alan J. Rivin	46	934	31	622	—	—	—	—
Joseph P. Weis	15	311	62	1,245	—	—	—	—

(1)	Based upon stock valuations of $0.0475 per share of Class A Common stock and $100 per share of Class B Common stock on December 31, 2004.

Employment Agreements

RIH entered into an employment agreement with Audrey S. Oswell on October 1, 2001. Ms. Oswell is currently serving as RIH’s President and Chief Executive Officer. The current term of this agreement, which was renewed and amended effective October 1, 2004, expires October 1, 2007. RIH currently pays Ms. Oswell an annual base salary of $700,000. Ms. Oswell is eligible to receive an annual bonus of $100,000, without regard to the achievement of any performance targets. Under this agreement, Ms. Oswell is entitled to a monthly automobile allowance of $2,000 and RIH will pay all insurance premiums on such automobile. The following termination benefits are provided by this agreement:

•	if Ms. Oswell is terminated for “Cause,” as defined in the agreement, she will receive no additional compensation or termination benefits other than accrued and unpaid base salary, accrued and unused vacation pay and any other benefits to which she is entitled to under any applicable employee benefit plan or program or by reason of applicable law;

•	if Ms. Oswell is terminated “Without Cause,” as defined in the agreement, she will receive “Accrued Benefits,” as defined in the agreement, a lump sum payment equal to the greater of 18 months of her base salary or an amount equal to her base salary for the remainder of the unexpired term, her medical and dental benefits until the end of the unexpired term of the agreement, but in no event for less than 18 months, and a prorated portion of her annual bonus;

•	if Ms. Oswell “voluntarily terminates” her employment, as defined in the agreement, or is terminated by reason of death or disability, she will receive no additional compensation or termination benefits other than accrued and unpaid base salary, accrued and unused vacation pay, Accrued Benefits and, if not for voluntary resignation, a prorated portion of her annual bonus subject to restrictions;

•	if Ms. Oswell voluntarily resigns within three months after a “Change of Control,” as defined in the agreement, or is terminated “Without Cause” within six months after a Change of Control, she will receive the Accrued Benefits, a lump sum severance payment equal to the greater of 24 months of her base salary or an amount equal to her base salary for the remainder of the unexpired term, her medical and dental benefits until the end of the unexpired term of the agreement, but in no event for less than 24 months, and a prorated portion of her annual bonus;

This agreement also entitles Ms. Oswell to participate in RIH’s other standard benefit programs and contains customary confidentiality and competition provisions.

RIH entered into an employment agreement with Nicholas R. Amato on October 1, 2001. Mr. Amato is currently serving as RIH’s Senior Vice President, General Counsel and Secretary. The initial term of this agreement expired on October 1, 2003, and was automatically renewed at that time and again on October 1, 2004 for one year terms, in accordance with the terms of the agreement. RIH currently pays Mr. Amato an annual base salary of $220,000. Mr. Amato is also eligible to participate in RIH’s bonus program in the event that RIH achieves annual budget and other business plan targets determined by the Board of Directors. This agreement also entitles Mr. Amato to participate in RIH’s other standard benefit programs and contains customary confidentiality and competition provisions.

RIH entered into an employment agreement with Alan J. Rivin on October 1, 2001. Mr. Rivin is currently serving as RIH’s Senior Vice President-Hotel Operations. The initial term of this agreement expired on October 1, 2003, and was automatically renewed at that time and again on October 1, 2004 for one year terms, in accordance with the terms of the agreement. RIH currently pays Mr. Rivin an annual base salary of $231,000. Mr. Rivin is eligible to participate in RIH’s bonus program in the event that RIH achieves annual budget and other business plan targets determined by the Board of Directors. This agreement also entitles Mr. Rivin to participate in RIH’s other standard benefit programs and contains customary confidentiality and competition provisions.

The following termination benefits are provided to Mr. Amato and Mr. Rivin pursuant to their employment agreements:

•	if the employee is terminated for “Cause,” as defined in the agreement, the employee will receive no additional compensation or termination benefits other than accrued but unpaid base salary, accrued and unused vacation pay and any other “Accrued Benefits,” as defined in the agreement;

•	if the employee is terminated other than for “Cause,” the employee will receive a lump sum payment equal to six months of the employee’s base salary, Accrued Benefits and medical benefits for the lesser of the period of time for which the employee is not enrolled in a subsequent employer’s medical benefits plan or six months from the date of the employee’s termination;

•	if the employee voluntarily resigns or is terminated by reason of death or disability, the employee will receive Accrued Benefits.

RIH entered into an employment agreement with Joseph P. Weis effective January 27, 2005. Mr. Weis is currently serving as RIH’s Senior Vice President and Chief Information Officer. The current term of this agreement is for a period of three years. RIH currently pays Mr. Weis an annual base salary of $230,000. Mr. Weis is eligible to participate in RIH’s bonus program in the event that RIH achieves annual budget and other business plan targets determined by the Board of Directors. This agreement also entitles Mr. Weis to participate in RIH’s other standard benefit programs and contains customary confidentiality and competition provisions. The following termination benefits are provided under this agreement:

•	if Mr. Weis is terminated for “Cause,” as defined in the agreement, he will receive no additional compensation or termination benefits other than accrued but unpaid base salary, accrued and unused vacation pay and any other “Accrued Benefits,” as defined in the agreement;

•	if Mr. Weis is terminated other than for “Cause,” he will receive a lump sum payment equal to the lesser of twenty-four months of his base salary or his base salary for the remainder of the term of his agreement, but not less than eighteen months base salary, Accrued Benefits and medical benefits for the lesser of the period of time for which he is not enrolled in a subsequent employer’s medical benefits plan or eighteen months from the date of his termination, and a prorated portion of his annual bonus ;

•	if Mr. Weis voluntarily resigns or is terminated by reason of death or disability, he will receive Accrued Benefits.

RIH entered into an employment agreement with Mark B. Lefever effective May 26, 2004. Mr. Lefever is currently serving as RIH’s Senior Vice President Finance and Chief Financial Officer. The current term of this agreement is for three years, and shall automatically renew for one year terms unless terminated by either party. RIH currently pays Mr. Lefever an annual base salary of $235,000 and a monthly automobile allowance of $1,000. Mr. Lefever is eligible to participate in RIH’s bonus program in the event that RIH achieves annual budget and other business plan targets determined by the Board of Directors. This agreement also entitles Mr. Lefever to participate in RIH’s other standard benefit programs and contains customary confidentiality and competition provisions. The following termination benefits are provided under this agreement:

•	if Mr. Lefever is terminated for “Cause,” as defined in the agreement, he will receive no additional compensation or termination benefits other than accrued but unpaid base salary, accrued and unused vacation pay and any other “Accrued Benefits,” as defined in the agreement;

•	if Mr. Lefever is terminated other than for “Cause,” he will receive a lump sum payment equal to twelve months of his base salary, Accrued Benefits and medical benefits for the lesser of the period of time for which he is not enrolled in a subsequent employer’s medical benefits plan or twelve months from the date of his termination, and a prorated portion of his annual bonus;

•	if Mr. Lefever voluntarily resigns within three months after a Change in Control, he will be entitled to receive a lump sum payment equal to the greater of six months base salary or his base salary for the unexpired term of the agreement, but in no event exceeding 18 months’ base salary, in addition to medical and dental benefits for 18 months and a prorated portion of his annual bonus;

•	if Mr. Lefever is terminated “Without Cause” within six months after a Change in Control, he will be entitled to receive a lump sum payment equal to the greater of twelve months base salary or his base salary for the unexpired term of the agreement, but in no event exceeding 24 months’ base salary, in addition to medical and dental benefits for 18 months and a prorated portion of his annual bonus;

•	if the employee voluntarily resigns or is terminated by reason of death or disability, the employee will receive Accrued Benefits.

Options were awarded in 2001 to Ms. Oswell, Mr. Amato and Mr. Rivin. Options were awarded in 2003 to Mr. Weis. The Company intends to issue stock options to certain employees pursuant to employment agreements with these employees. The actual grants and terms of such grants are expected to occur in 2005.

Vice Chairman’s Agreement

CRH and RIHC entered into a Vice Chairman Agreement with Nicholas L Ribis on April 25, 2001. Mr. Ribis is currently serving as a director of CRH, RIHC and RIH. The current term of this agreement expires on April 25, 2006. RIHC currently pays Mr. Ribis annual consulting fees of $300,000 and an annual base salary of $300,000. Mr. Ribis is entitled to an annual bonus based upon achievement of RIHC’s annual budget and business plan targets to be determined by RIHC’s Board of Directors. Under this agreement, CRH agreed to grant Mr. Ribis an option to purchase 1,105 shares of Class A Common stock at a price of $0.0475 per share and 22,368 shares of its Class B Common stock at $100 per share, of which 555 shares of Class A Common stock and 11,188 shares of Class B Common stock vested on April 25, 2001. An additional 110 shares of Class A Common stock and 2,236 shares of Class B Common stock vested on each of April 25, 2002, April 25, 2003 and April 25, 2004. An additional 55 shares of Class A Common stock and 1,118 shares of Class B common stock will vest on each of April 25, 2005 and 2006. Additionally, 55 shares of Class A Common stock and 1,118 shares of Class B Common stock vest on each of April 25, 2005 and 2006, subject to CRH satisfying the performance targets established for Mr. Ribis’ annual bonus. Upon termination of this agreement under certain circumstances, CRH shall have the right to purchase and Mr. Ribis shall have the right to sell, any shares of capital stock of CRH held by Mr. Ribis. RIHC has also agreed to pay Mr. Ribis’ reasonable business expenses. The agreement also contains customary confidentiality and competition provisions.

The agreement includes the following termination benefits:

•	If Mr. Ribis is terminated without “cause,” as defined in the agreement, dies or becomes disabled or Mr. Ribis terminates his services for “good reason,” as defined in the agreement, he will be entitled to receive his salary for a period of 12 months following the date of termination and the portion of his annual bonus accrued in the year of termination. The options that would vest in the two-year period following the date of termination shall immediately vest and shall be exercisable for a period of 90 days following the date of termination.

•	If Mr. Ribis is terminated for “cause,” as defined in the agreement or Mr. Ribis terminates his services “without good reason,” he will receive no additional compensation and all outstanding but unexercised options shall be cancelled.

The options issued to Mr. Ribis will be accounted for under the fair value method of accounting on the date the shares become vested and will be reflected as compensation expense over the life of the agreement. Further, the common shares purchased by Mr. Ribis will be classified separately from shareholders’ equity as “Redeemable common stock” in the balance sheet of RIHC to reflect the rights granted Mr. Ribis to require RIHC to repurchase his shares upon termination of the agreement under certain circumstances.

Executive Compensation Report

For fiscal year 2004, the Board of Directors of CRH (for purposes of this Report, the “Board”) participated in the deliberations concerning executive compensation. Until such time that a Compensation Committee is formed, the Board will continue to be responsible for compensation decisions in future years. Set forth below is a description of the policies and practices that the Board will implement with respect to future compensation determinations.

Compensation Philosophy. The Company’s compensation program is designed to attract and retain highly qualified executives and to encourage the achievement of business objectives and superior corporate performance. The Company’s executive compensation program consists of two key elements: (1) an annual compensation component composed of base salary and bonus, and (2) a long-term compensation component composed of equity-based awards pursuant to the CRH 2001 Omnibus Stock Incentive Plan (the “Stock Incentive Plan”).

Annual Compensation. The Board will generally target annual salary and bonus levels to be competitive with other similarly sized entities in the casino entertainment industry. Base salaries will be determined by evaluating the responsibilities associated with the position being evaluated and the individual’s overall level of experience. Annual salary adjustments will be determined by giving consideration to the Company’s performance and the individual’s contribution to that performance. Bonuses are based on the Board’s assessment of the Company’s performance and an individual’s contribution to that performance. Company performance is measured by various quantitative and qualitative factors, including net income, the Company’s performance in relation to industry performance, progress toward achievement of the Company’s long-term business goals and the overall business and economic environment. The Board believes that the determination of annual salary and bonus levels is inherently subjective and must include a review of all relevant information, and therefore gives no predetermined weight to any of the factors considered. All of RIH’s named executive officers are currently under employment contracts. See “—Employment Agreements.” The annual salary for these individuals is set by the terms of their employment contracts.

Long-Term Compensation. In order to align stockholder and executive officer interests, the long-term component of the Company’s executive compensation program utilizes equity-based awards whose value is directly related to the value of CRH Common Stock. These equity-based awards will be granted pursuant to the Stock Incentive Plan. Individuals to whom equity-based awards are to be granted and the amount of CRH Common Stock related to equity-based awards will be determined solely at the discretion of the Compensation Committee, or the Board until such committee is formed. Because individual equity-based award levels will be based on a subjective evaluation of each individual’s overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

Vice Chairman Compensation. Mr. Ribis is compensated in accordance with the terms of his employment contract. See “—Vice Chairman Agreement.” Mr. Ribis also received $300,000 in consulting fees in 2004.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) limits the tax deductibility of compensation in excess of $1.0 million paid to certain members of senior management, unless the payments are made under a performance-based plan as defined in Section 162(m). The Company’s general policy is to structure its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. All compensation paid pursuant to the Stock Incentive Plan is exempt from the application of Section 162(m) pursuant to the provisions of Section 162(m). Thereafter, amendments will be made to the Stock Incentive Plan to allow for the grant of equity-based awards that will be performance-based and therefore exempt from the application of Section 162(m). While the Company currently intends to pursue a strategy of maximizing deductibility of senior management compensation, it also believes it is important to maintain the flexibility to take actions it considers to be in the best interests of the Company and its stockholders, which may be based on considerations in addition to Section 162(m).

Respectfully submitted,

The Board of Directors of Colony
RIH Holdings, Inc.

Thomas J. Barrack, Jr.
Nicholas L. Ribis
Mark M. Hedstrom

Insider Participation in Compensation Decisions

The Board of Directors of CRH, which determines compensation for CRH, RIHC and RIH, is comprised of Thomas J. Barrack, Jr., Nicholas L. Ribis and Mark M. Hedstrom. Mr. Barrack serves as Treasurer of CRH, RIHC and RIH. Mr. Ribis serves as Executive Vice President of CRH, RIHC and RIH.

PERFORMANCE GRAPH

A performance graph was not included as there is no public market for the Common Stock. CRH has only three shareholders of record and is the sole shareholder of RIHC. Neither CRH nor RIHC has paid dividends on their respective shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transfer Restriction Agreement

Shares of CRH’s Class A Common stock held by Colony RIH Voteco, LLC (“Voteco”), a beneficial owner of more than 5% of the outstanding Class A Common stock, are subject to a Transfer Restriction Agreement, dated April 25, 2001, by and among Voteco, Mr. Barrack, a Board director and nominee and sole member of Voteco, and Colony IV, a beneficial owner of more than 5% of the outstanding Class B Common stock. The Transfer Restriction Agreement provides, among other things, that:

•	Colony IV has the right to acquire shares of Class A Common stock from Voteco on each occasion that shares of Class B Common stock held by Colony IV would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, from, and has made all filings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws; and

•	Voteco will not transfer ownership of shares of Class A Common stock owned by it except pursuant to such option of Colony IV.

Colony IV required Voteco and Mr. Barrack to enter into the Transfer Restriction Agreement to restrict the ability of Voteco and Mr. Barrack, without the assent of Colony IV, to obtain personal benefit from any control premium or price appreciation associated with the shares of Class A Common stock or to transfer control of RIH to a third party. The per share exercise price of Colony IV’s option under the Transfer Restriction Agreement has been set to reimburse Voteco for its original cost of acquiring shares of Class A Common stock on April 25, 2001, plus interest accruing at a rate of 6% per year on the original purchase price.

Stock Purchase Transactions

On April 25, 2001, in connection with the acquisition of Resorts Atlantic City (the “Acquisition”), a casino hotel in Atlantic City, New Jersey, by RIHC, pursuant to a Purchase Agreement, dated October 30, 2000, by and between RIHC, Kerzner International North America, Inc., formerly Sun International North America, Inc. and GGRI, Inc., Mr. Ribis, a Board director and nominee, acquired 1,050 shares of Class A Common stock at a price of $0.0475 per share and 21,250 shares of Class B Common stock of CRH at a price of $100 per share for $2,125,050 in cash. Concurrently, Voteco acquired 19,950 shares of Class A Common stock at a price of $0.0475 per share for $950 in cash and Colony IV acquired 403,740 shares of Class B Common stock at a price of $100 per share for $40,374,000 in cash and 100 shares of RIHC Common stock.

On March 22, 2002, in connection with the sale by RIHC of $180.0 million aggregate principal amount of 11 1/2% First Mortgage Notes due 2009, Mr. Ribis acquired 865 shares of Class A Common stock at a price of $0.0475 per share and 17,500 shares of Class B Common stock at a price of $100 per share for $1,750,041.09 in cash. Concurrently, Voteco acquired 16,430 shares of Class A Common stock at a price of $0.0475 per share for $780.43 in cash and Colony IV acquired 332,492 shares of Class B Common stock at a price of $100 per share for $33,249,200 in cash.

Shareholders Agreement

On April 25, 2001, CRH, Voteco, Colony IV and Mr. Ribis, entered into a Shareholders Agreement. Pursuant to the terms of the Shareholders Agreement, Mr. Ribis and any other future employee shareholder (“Employee Shareholder”), will be prohibited from transferring any shares of CRH’s capital stock prior to the initial public offering of CRH’s common stock. In the event Mr. Ribis or any Employee Shareholder proposes to transfer any shares of CRH’s capital stock, CRH, then Voteco and Colony IV have a right of first offer on such transfer. In the event that Colony IV or Voteco sell their respective holdings or a substantial portion of their respective holdings of CRH’s capital stock, Mr. Ribis and other Qualified Shareholders, as defined in the Shareholders Agreement, have the right to participate in the sale on the same terms.

All holders of CRH’s common stock who are party to the Shareholders Agreement have “piggyback” registration rights. If CRH registers any of its equity securities, the investors may require CRH to include all or a portion of their registrable securities in the registration and in any related underwriting. In an underwritten offering, the managing underwriter, if any, of any such offering, has the right, subject to certain conditions, to limit the number of registrable securities. In general, CRH will bear all fees, costs and expenses of any such registrations, other than underwriting discounts and commissions.

Vice Chairman’s Agreement

CRH and RIHC entered into a Vice Chairman Agreement with Mr. Ribis on April 25, 2001, as amended. See “Management—Employment Agreements.”

Joint Services Agreement

On June 18, 2004, RIH and Colony Resorts LVH Acquisitions, LLC (“Colony LVH”), an affiliate of Colony Capital, entered into a Joint Services Agreement (the “Joint Services Agreement”). Pursuant to the Joint Services Agreement, for an initial term of three years with automatic one year renewal periods, RIH and Colony LVH agreed to cooperatively develop and implement joint programs as they shall mutually agree upon with the goal of achieving collective cost savings and efficiencies for each of RIH and Colony LVH. The Joint Services Agreement is terminable by either party with six months notice.

Joint Marketing Agreement

On June 18, 2004, RIH and Colony LVH entered into a Joint Marketing Agreement (the “Joint Marketing Agreement”). Pursuant to the Joint Marketing Agreement, for an initial term of three years with automatic one year renewal, RIH and Colony LVH agreed to cooperatively develop and implement such joint advertising and marketing programs for the casino hotel owned by each company as they may mutually agree upon. Each of RIH and Colony LVH also agreed to use reasonable efforts to cross-advertise their respective casino hotels. Pursuant to the agreement, RIH and Colony LVH also granted a non-exclusive royalty-free license to each other during the term of the agreement to use the other party’s trademarks in connection with joint marketing promotions. The Joint Marketing Agreement is terminable by either party with six months notice.

Indemnification Agreement

The directors and certain executive officers of CRH, RIHC and RIH will enter into an Indemnification Agreement. Under the Indemnification Agreement, CRH shall indemnify to the fullest extent permitted by law, against all expenses, liability and losses reasonably incurred or suffered by the director or executive officer in connection with any action, suit or proceeding (other than an action by or in the right of CRH, RIHC or RIH) in which the director or executive officer is or was a party, is threatened to be made a party to or is involved in by reason of his or her position with CRH, RIHC or RIH or his or her serving at the request of CRH, RIHC or RIH as an officer or director of another enterprise.

McElroy, Deutsch & Mulvaney

McElroy, Deutsch & Mulvaney provides legal services to RIH. Mr. Clifford, a director of RIH, is of counsel to McElroy, Deutsch & Mulvaney.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The table below sets forth information regarding beneficial ownership of CRH’s common stock as of April 22, 2005, by:

•	each shareholder who beneficially owns more than 5% of the outstanding shares of Class A Common stock or Class B Common stock;

•	each of CRH’s, RIHC’s and RIH’s directors;

•	each of CRH’s, RIHC’s and RIH’s named executive officers; and

•	all of the above directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. The number of shares outstanding used in calculating the percentage of beneficial ownership for each listed person includes the shares underlying options held by such persons that are exercisable within 60 days of April 28, 2005, but excludes shares underlying options held by any other person. Percentage of beneficial ownership is based on 38,295 shares of Class A Common stock and 774,982 shares of Class B Common stock outstanding as of April 28, 2005. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them.

	Shares of Class A Common Stock Beneficially Owned	Shares of Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned
	Number	Percent	Number	Percent
Colony Investors IV, L.P. (2)(3)	—	0.0%	736,232	95.0%
Colony RIH Voteco, LLC (2)(3)	36,380	95.0%	—	0.0%
Thomas J. Barrack, Jr. (2)(4)	36,380	95.0%	—	0.0%
Nicholas L. Ribis (5)	2,910	7.6%	61,118	7.9%
Mark M. Hedstrom	—	0.0%	—	0.0%
Robert L. Clifford	—	0.0%	—	0.0%
Audrey Oswell (6)	324	*	6,551	*
Nicholas R. Amato (7)	62	*	1,245	*
Alan J. Rivin (8)	62	*	1,245	*
Joseph P. Weis (9)	31	*	622	*
All directors and named executive officers as a group (8 persons) (4)	39,769	100.0%	807,013	100.0%

*	Less than one percent of the outstanding shares of common stock.
(1)	Except as otherwise indicated, the address for each of CRH’s, RIHC’s and RIH’s named executive officers and directors is 1133 Boardwalk, Atlantic City, New Jersey 08401.
(2)	The address of each of Colony Investors IV, L.P. (“Colony IV”), Mr. Barrack and Colony RIH Voteco, LLC (“Voteco”), is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. Mr. Barrack is the sole member of Voteco.
(3)	Pursuant to the Transfer Restriction Agreement, dated April 25, 2001, Colony IV has the right to acquire such shares on each occasion that shares of Class B Common stock held by Colony IV would be transferred to a proposed purchaser who, in connection with such proposed transfer, has obtained all licenses, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all filings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws. In such event, Colony IV shall have an option to purchase from Voteco the number of shares of Class A Common stock equal to the product of the number of shares of Class A Common stock held by Voteco and the fraction whose numerator is the number of shares of Class B Common stock proposed to be sold by Colony IV in the Approved Sale, as defined in the agreement, and whose denominator is the number of shares of Class B Common stock held by Colony IV.
(4)	Mr. Barrack is the Manager of Voteco, and thereby may be deemed to have beneficial ownership of Class A Common stock owned of record by Voteco. Mr. Barrack has disclaimed beneficial ownership of such shares of Class A Common stock.
(5)	Includes vested options to acquire 995 shares of Class A Common stock and 20,132 shares of Class B Common stock.
(6)	Includes vested options to acquire 324 shares of Class A Common stock and 6,551 shares of Class B Common stock.
(7)	Includes vested options to acquire 62 shares of Class A Common stock and 1,245 shares of Class B Common stock.
(8)	Includes vested options to acquire 62 shares of Class A Common stock and 1,245 shares of Class B Common stock.
(9)	Includes vested options to acquire 31 shares of Class A Common stock and 622 shares of Class B Common stock.

RIHC is a wholly owned subsidiary of CRH. RIHC has no outstanding options or convertible securities. RIH is RIHC’s wholly owned subsidiary. RIH owns and operates Resorts Atlantic City, a casino hotel in Atlantic City, New Jersey.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Company.

Based solely on a review of the copies of reports provided to the Company by the above referenced persons, the Company believes that all of the above referenced persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2004.

PROPOSAL TWO: INDEPENDENT PUBLIC ACCOUNTANTS

The Board has appointed Ernst & Young LLP, independent public accountants, as auditors of the Company, to serve for the year ending December 31, 2005, subject to the ratification of such appointment by the shareholders at the Annual Meeting. The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors.

In the event the shareholders fail to ratify the appointment, the Board will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

Fees billed to the Company by Ernst & Young LLP during the fiscal years ended December 31, 2004 and 2003:

Audit Fees: Fees for audit services totaled approximately $245,000 and $238,000 for the 2004 and 2003 fiscal years respectively, including fees related to the annual audit, quarterly reviews and registration statements.

Audit Related Fees: Fees for audit related services totaled approximately $13,000 and $36,000 for the 2004 and 2003 fiscal years, respectively. Audit related fees include fees related to audit services performed for the Company’s benefits plan and attestation reports.

Tax Fees: Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $31,000 and $47,000 in fiscal 2004 and 2003, respectively.

The Board approves all services provided by the independent public accountants prior to commencement of such services.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of Ernst & Young LLP to serve as the Company’s auditors for the year ending December 31, 2005. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS THE COMPANY’S AUDITORS.

SHAREHOLDER PROPOSALS

Shareholders who wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2006 Annual Meeting should deliver a written copy of their proposal to the Company no later than December 31, 2005. Proposals should be directed to Mr. Nicholas R. Amato, Secretary, Colony RIH Holdings, Inc. and Resorts International Hotel and Casino, Inc., 1133 Boardwalk, Atlantic City, New Jersey 08401.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Miscellaneous

Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in their sole discretion on such matters.

Form 10-K

The Company filed an Annual Report on Form 10-K for Fiscal Year 2004 with the Securities and Exchange Commission on March 31, 2005. Shareholders may obtain a copy of the report including exhibits, without charge, by writing to Mr. Mark B. Lefever, Chief Financial Officer, at the Company’s principal offices located at 1133 Boardwalk, Atlantic City, New Jersey.

Colony RIH Holdings, Inc.

Resorts International Hotel and Casino, Inc.

This Proxy is Solicited on Behalf of the Boards of Directors.

The undersigned hereby appoints Nicholas L. Ribis and Nicholas R. Amato as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of class A common stock of Colony RIH Holdings, Inc. or common stock of Resorts International Hotel and Casino, Inc. held of record by the undersigned on April 14, 2005, at the Annual Meeting of Shareholders to be held on May 11, 2005.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Thomas J. Barrack, Jr., Nicholas L. Ribis and Mark M. Hedstrom

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	RATIFICATION OF ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be dated and signed on reverse side)

Colony RIH Holdings, Inc.

Resorts International Hotel and Casino, Inc.

Annual Meeting of Shareholders

May 11, 2005

(continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND “FOR” THE RATIFICATION OF THE ACCOUNTANTS LISTED ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: , 2005
Signature

Signature

Title(s)

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.